UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

Cruzani, Inc.
(Name of Registrant as Specified in Its Charter)

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Cruzani, Inc.

99 Wall Street, Suite 744, New York, N.Y. 1005

(212) 398-0002

INFORMATION STATEMENT

August 4, 2022

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF Bowmo, Inc. (F/K/A Cruzani, Inc.)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

__________________________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Cruzani, Inc., a Wyoming corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	An increase in the number of authorized shares of Common Stock from 20,000,000,000 to 40,000,000,000 (the “Authorized Share Increase”).

The purpose of this Information Statement is to notify our stockholders that on August 3, 2022, stockholders holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Authorized Share Increase. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Authorized Share Increase under Wyoming law and the Company’s articles of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Authorized Share Increase and we have not and will not be soliciting your approval of the Authorized Share Increase. Notwithstanding, the holders of our Common Stock of record at the close of business on August 2, 2022 (“Record Date Holders”), are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to Record Date Holders on or about August 15, 2022. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

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By Order of the Board of Directors

/s/ Michael Lakshin
Michael Lakshin
Chairman of the Board/President

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Cruzani, Inc.

99 Wall Street, Suite 744, New York, N.Y. 1005

(212) 398-0002

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS OR APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This information statement is being furnished in connection with the action by written consent of stockholders holding a majority of our voting capital stock taken without a meeting of certain actions described in this information statement. We are mailing this information statement on or about August 15, 2022, to our stockholders of record as of August 2, 2022 (the “Record Date”).

BACKGROUND AND PURPOSE OF THE AMENDMENT

General

Effective as of August 3, 2022, we obtained consent from holders of a majority of the voting capital stock of the Company approving the authorization of the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), Article FOURTH, to increase the number of authorized shares of common stock of the Company from 20,000,000,000 to 40,000,000,000 shares (the “Authorized Share Increase”).

In lieu of a meeting, the shareholders holding the voting rights to approximately 81.5% of the total voting equity securities of the Company, (the “Consenting Stockholders”) approved the Authorized Share Increase. The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 17-16-704 of the Wyoming Business Corporation Act (the “WBCA”) and the Articles of Incorporation of the Company. Section 17-16-704 of the WBCA provides that the articles of incorporation of a company may provide that any action required or permitted by the WBCA to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The Company’s Articles of Incorporation do so provide. In order to eliminate the costs and management time involved in holding a special meeting and in order to affect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

The Authorized Share Increase will become effective upon the filing of the Amendment with the Secretary of State of the State of Wyoming. We expect the Effective Date (i.e., the date that the Authorized Share Increase is effective) will occur on or about September 5, 2022.

Reasons for Proposed Amendment

Our Board of Directors’ primary reason for approving and recommending the Authorized Share Increase is to provide additional shares for issuance by the Company to enable the Company to raise additional capital, to complete acquisitions using the Company’s shares for consideration, and to ensure that the Company is in compliance with various loans, warrants and other agreements of the Company which are convertible into shares of Common Stock, wherein the Company covenanted to maintain adequate authorized but unissued shares of Common Stock to enable such conversions.

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We believe that the Authorized Share Increase will make our Common Stock more attractive to a broader range of institutional and other investors. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Authorized Share Increase, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Authorized Share Increase or that the market price of our Common Stock will not decrease in the future. Accordingly, the total market capitalization of our Common Stock after the Authorized Share Increase may be lower than the total market capitalization before the Authorized Share Increase.

After undertaking a thorough analysis of the advisability of the Authorized Share Increase and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Authorized Share Increase is conditioned on our Board’s consideration of the totality of the circumstances.

Potential Effects of Proposed Amendment

The Authorized Share Increase will affect all holders of our Common Stock uniformly. The Authorized Share Increase is not intended to affect any stockholder’s percentage ownership interest in our company.

The Authorized Share Increase will not change the terms of our Common Stock. After the Authorized Share Increase, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Authorized Share Increase, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Authorized Share Increase is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Authorized Share Increase, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or bylaws as then in effect. The proposal to effectuate the Authorized Share Increase did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the Authorized Share Increase to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

Accounting Matters

The Authorized Share Increase will not affect the par value of our Common Stock. As a result, at the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will not be affected.

Certain Federal Income Tax Consequences of the Authorized Share Increase

There will be no material U.S. federal income tax consequences of the Authorized Share Increase to holders of our Common Stock.

Dissenters’ Rights

Under the WBCA, stockholders will not be entitled to dissenters’ rights with respect to the Authorized Share Increase and we do not intend to independently provide stockholders with such rights.

AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION

To affect the Authorized Share Increase, the Company will amend its Articles of Incorporation. The Amendment will provide for the Authorized Share Increase becoming effective on the Effective Date. The Authorized Share Increase will amend the Articles to increase the number of authorized shares of Common Stock from 20,000,000,000 to 40,000,000,000.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

•	Any director or officer of our Company,

•	Any proposed nominee for election as a director of our Company, and

•	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 3, 2022, by the following persons:

•	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

•	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

•	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from August 3, 2022, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from August 3, 2022.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights, or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of August 2, 2022, there were 9,899,574,600 shares of our Common Stock outstanding. In addition, the following shares of preferred stock were outstanding.

Series A Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of ten shares of common stock for one share of Series A Preferred Stock. Each share is entitled to 10 votes, voting with the common stock as a single class, has liquidation rights of $2.00 per share and is not entitled to receive dividends. As of March 30, 2022, and December 31, 2021, there are 3,381,520 shares of Series A preferred stock issued.

Series B Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 4,000 shares of common stock for one share of Series B Preferred Stock. Each share is entitled to 4,000 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is not entitled to receive dividends. As of March 30, 2022, and December 31, 2021, there are 5,000 shares of Series B preferred stock issued.

Series C Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 400 shares of common stock for one share of Series C Preferred Stock. Each share is entitled to 400 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is entitled to receive four hundred times the dividends declared and paid with respect to each share of Common Stock. As of March 30, 2022, and December 31, 2021, there are 5,000,000 shares of Series C preferred stock issued.

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Series D Convertible Preferred Stock, has a par value of $0.0001, may be converted at a ratio of the Stated Value plus dividends accrued but unpaid divided by the fixed conversion price of $0.0015, which conversion price is subject to adjustment. Series D is non-voting, has liquidation rights to be paid in cash, before any payment to common or junior stock, 140% of the Stated Value ($2.00) per share plus any dividends accrued but unpaid thereon and is entitled to 8% cumulative dividends. As of March 30, 2022, and December 31, 2021, there are 125,000 shares of Series D preferred stock issued.

Series E Convertible Preferred Stock has a par value of $0.001, and a stated value of $1.00 per share, subject to adjustment. The shares of Series E Convertible Preferred Stock can convert at a conversion price that is equal to the amount that is 61% of the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding such conversion. The shares of Series E Convertible Preferred Stock are subject to redemption by the Company at its option from the date of issuance until the date that is 180 days therefrom, subject to premium that ranges from 120% to 145%, increasing by 5% during each 30-day period following issuance. Series E carries a 12% cumulative dividend, which will increase to 22% upon an event of default, is non-voting, and has liquidation rights to be paid in cash, before any payment to common or junior stock. As of March 30, 2022, and December 31, 2021, there are 14,615 shares of Series E preferred stock issued

Series F Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the current conversion rate of 93,761,718 shares of common stock for one share of Series F Preferred Stock. Each share is entitled to 93,761,718 votes, voting with the common stock as a single class, has no liquidation rights and is not entitled to receive dividends. As of December 31, 2022, there are 101 shares of Series F preferred stock issued.

Series G Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock for a period ending 18 months following issuance at the conversion rate that will result, in the aggregate, in the holders of Series G Preferred Stock receiving that number of shares of Common Stock which equals Seventy Eight Percent (78%) of the total issued and outstanding shares of commons stock of the company on a fully diluted basis. The Series G Preferred Stock shall vote with the common stock as a single class, has liquidation rights of $0.001 per share and is entitled to receive an annal dividend of 6% of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation, or conversion. There are currently 1,000,000 shares of Series G preferred stock issued.

Name of Beneficial Owner	Type of Shares	Number of Shares Held	Percentage of Ownership of Common Stock Beneficially Owned
Directors and Officers:

Edward Aizman	Series G Preferred	558,000	43%

Michael Lakshin	Series G Preferred	442,000	35%

Conrad Huss	Series B Preferred	5,000	0.04%

Conrad Huss	Series C Preferred	5,000,000	3.66%

Conrad Huss	Series F Preferred	101	0.0%

5% Stockholders:

None

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MARKET INFORMATION

The Company’s Common Stock is quoted on the OTC markets- Pink under the symbol “CZNI.” The following table sets forth the range of high and low sale prices for our Common Stock for the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

	High	Low
Quarter Ended March 31, 2021	$0.0022	$0.0013

Quarter Ended June 30, 2021	$0.0013	$0.0011

Quarter Ended September 30, 2021	$0.0011	$0.0007

Quarter Ended December 31, 2021	$0.0009	$0.0004

Quarter Ended March 31, 2022	$0.0003	$0.0001

Quarter Ended June 30, 2022	$0.0003	$0.0001

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

As of August 2, 2022, we had 115 record holders of our Common Stock. The last sale price of our Common Stock as reported on the OTCQB was $0.0008 on August 3, 2022 (close).

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. The Commission maintains a web site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

By order of the Board of Directors

/s/ Michael Lakshin
Michael Lakshin
Chairman of the Board/President
August 16, 2022

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